Conformed Copy




                             UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                                 FORM 8K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                              April 13, 1998
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                Date of Report (Date of earliest event reported)


                         NEW PARADIGM SOFTWARE CORP.
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           (Exact name of registrant as specified in its charter)


      New York                        0-26336         13-3725764
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(State or other jurisdiction	Commission		(IRS Employer
        of incorporation)       File Number)         Identification No.)

630 Third Avenue, New York, New York			10017
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(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code	(212)-557-0933
                                                 -------------------------

              EXHIBIT INDEX ON SEQUENTIALLY NUMBERED PAGE 3

            INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.         Acquisition or Disposition of Assets
----------	-----------------------------------------

(a)  On April 13, 1998 New Paradigm Acquisition I Co.,
Inc.("NPAC"), a wholly owned subsidiary of New Paradigm
Software Corp. (the "Corporation") acquired certain assets of Kapelus & Cipriano, Inc.("SKC"), a New York
Corporation. SKC's primary business was as an advertising agency. The assets purchased incuded all trademarks, copyrights and patents of SKC as well as the contracts with the clients of SKC. The Corporation issued 250,000 shares of its common stock, par value
$.01, to SKC in consideration for the assets and NPAC also agreed to assume $55,000 worth of debt from SKC and the media liabilities of SKC.

Under the agreements, the principals of SKC, Mr. Milton
Kapelus and Mr. Rocco Cipriano, agreed to terminate
SKC's partnership agreement and enter into three year contracts as officers and directors of NPAC. In consideration for this, NPAC will pay each of the principals a sum equal to one sixth of the revenue of NPAC for each of the next 3 years. Mr. Kapelus has also agreed to join the board of directors of the Corporation.

NPAC intends to continue servicing the existing clients of SKC.



Item 7. 	Financial Statements and Exhibits.
---------	------------------------------------------

        (a) Financial Statements shall be filed by amendment not later than 60 days after the date of the filing of this Form 8-K.

	(c)	Exhibits.
		---------
                10.24  Agreement of Purchase and Sale of Assets

SIGNATURE
------------------

	Pursuant to the requirements of the Securities Exchange
Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   NEW PARADIGM SOFTWARE CORP.
                                  ------------------------------
                                           (Registrant)


                                    By  /s/  Matthew Fludgate
                                     -------------------------
                                          Matthew Fludgate
                                          Vice President
                                          and Secretary

Date:   April 28, 1998


EXHIBIT INDEX


                                                     Sequentially
Exhibit                                              Numbered Page
---------                                            -------------


   10.24        Agreement of Purchase and Sale of Assets   5